Alternative Energy Partners (AEGY) Subsidiary Elan Energy Announces Revenues Already Exceeding $5M

October 22, 2010 3:54 PM ET

Today Alternative Energy Partners (OTCBB: AEGY), a provider of comprehensive alternative energy solutions, announces that its subsidiary Elan Energy, Inc. already expects revenues to exceed $5Million this year.
Elan Energy ("Elan") will coordinate and integrate Alternative Energy Partners' ("AEGY") many energy services and products offerings. Elan's central management structure will, by virtue of its oversight of integration and coordination, ultimately maximize business for AEGY's subsidiaries while reducing operating expenses significantly.

Today AEGY closed on its acquisition of RLP Mechanical Contractors ("RLP"), making RLP the first subsidiary for Elan. RLP Mechanical Contractors ("RLP") is a full service mechanical contractor with a specialization in hospital renovations. The company provides medical gas, air handling, and plumbing & piping systems in the Dallas-Forth Worth metro area. The company is only the first of several planned acquisitions in the energy contracting field, each targeted to broaden AEGY's abilities and market reach.

RLP's combined pro forma revenues for 2009 were in excess of $5.7Million and last year the company's net income before owner benefits exceeded $1Million (unaudited).

Alternative Energy Partners CEO Gary Reed says, "Profitable, healthy businesses are a key component of our growth strategy. The senior management at RLP is innovative, passionate, and highly experienced in energy efficiency; we are delighted with the additional engineering depth that their highly qualified staff brings to AEGY.
As AEGY expands its reach throughout the South, RLP gives us increased insight into the needs and opportunities of the region, while offering a strong model scalable on a national level."

About Alternative Energy Partners, Inc.

Alternative Energy Partners ("AEGY") is focused on sourcing, marketing and distributing renewable alternative energy solutions. Through its wholly owned subsidiary, Sunarias™ Corporation (www.sunarias.com), AEGY provides on-site solar-thermal energy systems that allow businesses to reduce energy costs. It also holds Shovon, LLC (www.shovon.com), provider of remote control energy managements. AEGY recently announced that through a third subsidiary, Skynet Energy Systems, Inc., it is poised to enter the European alternative energy market. Earlier this month AEGY signed a definitive agreement to acquire Xnergy of Carlsbad, California. AEGY's goal is to offer a full portfolio of high-performance energy solutions for homes and businesses of all sizes. Alternative Energy Partners is publically traded on the NASDAQ OTC (OTCBB: AEGY). For more information please visit
www.aenergypartners.com.

FORWARD LOOKING STATEMENT

This announcement is not an offer to sell any Alternative Energy Partners ("AEGY") securities. Offers for any given security are made only through applicable offering circulars and related supplements filed with the SEC pursuant to Section 13(a), 13(c) or 14 of the Securities Exchange Act of 1934. Certain statements contained herein and subsequent oral statements made by and on behalf of AEGY may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are identified by words such as "intends", "anticipates", "believes", "expects", and "hopes" and includes, without limitation, statements regarding AEGY's plan of business operations, product research and development activities, anticipated revenues and expenses and potential contractual arrangements and obligations. Forward-looking statements speak only as of the date of the document/oral statement in which it was made. In making any such statements, the person making them believes that his expectations are based on reasonable assumptions; however, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements and are mostly out of the company's control. Among these are: general economic conditions, receipt of additional working capital, and acceptability of the company's products in the marketplace as well as other factors set forth in the company's SEC filings. Thus, AEGY disclaims any intent or obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Alternative Energy Partners, Inc.
Christina Bishar
(866) 963-2417